UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : January 18, 2010
Commission File No. 333-136643

GREEN PLANET BIOENGINEERING CO., Ltd.
(Exact name of registrant as specified in its charter)

Delaware	37-1532842
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

18851 NE 29th Avenue, Suite 700, Aventura, FL 33180
(Address of principal executive offices)

(561) 542-2604
(Issuer telephone number)

(Former Name and Address)

ITEM 4.01	Change in Registrant’s Certifying Accountant

Effective January 22, 2010 PKF Hong Kong was dismissed as the independent auditor of Green Planet Bioengineering Co. Limited, a Delaware Corporation (the “Registrant”) and Jewett, Schwartz, Wolfe & Associates (JSW) was engaged as the Registrant’s independent auditors.

The reports on the Registrant’s financial statements for each of the two fiscal years ending December 31, 2007 and 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Registrant’s financial statements for each of the two fiscal years ended December 31, 2007 and 2008, there were no disagreements with PKF Hong Kong on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PKF Hong Kong would have caused the auditor to make reference to the matter in its reports.

The Registrant has provided PKF Hong Kong with a copy of this current report on Form 8-K and has requested PKF Hong Kong to furnish the Registrant with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements and, if not, to state the respects in which it does not agree with such statements.  PKF Hong Kong’s response letter, dated January 22, 2010 is filed as Exhibit 16.1 to this current report on Form 8-K.

Prior to JSW’s engagement, the Registrant did not consult with JSW regarding either the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Registrant’s financial statements.

EXHIBITS:

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits:
EXHIBIT 16.1	PKF Hong Kong Response Letter to Securities and Exchange Commission dated January 22, 1020.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Green Planet Bioengineering Co. Limited

January 22, 2010	By:	/s/ Min Zhao
Min Zhao Chief Executive Officer

EXHIBIT INDEX

Exhibits to this Form 8-K

Exhibit No.	Description
16.1	PKF Hong Kong Response Letter